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                                                               Exhibit 2.n.(i)


                             SULLIVAN & CROMWELL

                               125 Broad Street
                           New York, New York 10004

                                (212) 558-4000

                                                         May 28, 1998


Estee Lauder Automatic Common Exchange Security Trust,
      c/o Goldman, Sachs & Co.,
           85 Broad Street,
                New York, New York 10004.

Dear Sirs:

                  We have acted as special tax counsel to Estee Lauder Automatic Common Exchange Security Trust (the "Trust") in connection with the Registration Statement on Form N-2 of the Trust filed with the Securities and Exchange Commission (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus included in the Registration Statement.

         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "Certain Federal Income Tax Considerations". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Very truly yours,

                                               /s/ Sullivan & Cromwell